Exhibit 99.1

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of April 23, 2018 by and among Newell Brands Inc. (the “Company”) and the entities and natural persons set forth in the signature pages hereto (collectively, “Starboard”) (each of the Company and Starboard, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, the Company, Starboard and Carl C. Icahn have engaged in various discussions and communications concerning the Company;

WHEREAS, as of the date hereof, Starboard has a beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act (as defined below)) interest in the common stock, $1.00 par value per share, of the Company (the “Common Stock”), totaling, in the aggregate, 18,584,454 shares, or approximately 3.8% of the Common Stock issued and outstanding on the date hereof;

WHEREAS, Starboard submitted a letter to the Company on February 8, 2018, as supplemented (the “Nomination Letter”), nominating a slate of director candidates to be elected to the Company’s board of directors (the “Board”) at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”);

WHEREAS, Starboard filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on April 10, 2018, relating to the solicitation of proxies for the election of Pauline J. Brown, Gerardo I. Lopez, Bridget Ryan Berman and Robert A. Steele at the 2018 Annual Meeting;

WHEREAS, the Company entered into that certain Director Appointment and Nomination Agreement, dated March 18, 2018 (the “Icahn Agreement”), with Carl C. Icahn and certain of his affiliates (collectively, the “Icahn Group”);

WHEREAS, concurrently with the execution of this Agreement, the Company and the Icahn Group are entering into an amendment to the Icahn Agreement, pursuant to which (i) David L. Atchison, who was designated as the Additional New Independent Director (as defined in the Icahn Agreement) pursuant to the Icahn Agreement, has agreed not to stand for election to the Board at the 2018 Annual Meeting, (ii) Andrew N. Langham has agreed to resign from the Board, effective upon execution of this Agreement, (iii) the Icahn Group’s replacement rights with respect to the director seats (x) initially occupied by Mr. Langham and (y) to be occupied by the Additional New Independent Director will be eliminated, (iv) the Icahn Group has agreed to the committee composition set forth in the amendment to the Icahn Agreement and herein, (v) the Icahn Group’s right to include two (2) Icahn Designees (as defined in the Icahn Agreement) on committees of more than three (3) members will be eliminated, (vi) the size of the Board will be increased to ten (10) directors upon execution of this Agreement and increased to twelve (12) directors from and after the date of the 2018 Annual Meeting, (vii) certain individuals designated by Starboard (Gerardo I. Lopez and Robert A. Steele) will be appointed to the Board and nominated for election at the 2018 Annual Meeting, (viii) a certain individual designated by

Starboard and mutually agreed upon by the Icahn Group (Bridget Ryan Berman) will be nominated for election to the Board at the 2018 Annual Meeting and (ix) certain other modifications to the terms of the Icahn Agreement will be made to the extent necessary to facilitate and effectuate the provisions of this Agreement; and

WHEREAS, the Company, Starboard and the Icahn Group have determined to come to an agreement with respect to the composition of the Board and certain other matters, as provided in this Agreement and an amendment to the Icahn Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.	Board Appointments and Related Agreements.

(a) Board Appointments

(i) The Company agrees that the Board and all applicable committees of the Board shall take all necessary actions, effective immediately following the execution of this Agreement, to (A) withdraw the nomination of David L. Atchison for election to the Board at the 2018 Annual Meeting, (B) accept the resignation tendered by Andrew N. Langham as a director of the Company and withdraw Mr. Langham’s nomination for election to the Board at the 2018 Annual Meeting, (C) increase the authorized size of the Board to ten (10) directors upon the execution of this Agreement until the 2018 Annual Meeting, (D) increase the authorized size of the Board to twelve (12) directors from and after the date of the 2018 Annual Meeting, (E) nominate and appoint Gerardo I. Lopez and Robert A. Steele (collectively, the “Initially Appointed Directors”) as directors of the Company and (F) nominate, upon mutual agreement with the Icahn Group, Bridget Ryan Berman for election to the Board at the 2018 Annual Meeting (the “Nominee” and, together with the Initially Appointed Directors, the “Appointed Directors”).

(ii) The Company agrees that (i) the Board shall nominate the following individuals, and shall only nominate the following individuals, for election to the Board at the 2018 Annual Meeting for terms expiring at the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”): Patrick D. Campbell, James R. Craigie, Debra A. Crew, Brett M. Icahn, Courtney R. Mather, Michael B. Polk, Judith A. Sprieser, Steven J. Strobel, Michael A. Todman, the Appointed Directors (or any Starboard Replacement Director (as defined below)), any Replacement (as defined in the Icahn Agreement) and any replacement selected by the Company (such Company replacement right shall not extend to the New Independent Director or Icahn Designees (both as defined in the Icahn Agreement) or the Appointed Directors), if applicable (collectively, the “2018 NWL Slate”), and (ii) shall file, and, as necessary, mail, revised proxy materials in connection with the 2018 Annual Meeting and recommend, support and solicit proxies for the Appointed Directors at the 2018 Annual Meeting in the same manner as it recommends, supports, and solicits proxies for the election of the other nominees nominated by the Board for election as directors at the 2018 Annual Meeting.

(iii) If any Appointed Director (or any Starboard Replacement Director) is unable or unwilling to serve as a director or nominee and ceases to be a director or nominee, resigns as a director or nominee or is removed as a director or nominee prior to the expiration of the Covered Period, Starboard shall have the ability to recommend a substitute person(s) in accordance with this Section 1(a)(iii) (any such replacement nominee, when appointed to the Board, shall be referred to as a “Starboard Replacement Director”). Any Starboard Replacement Director must (A) be reasonably acceptable to the Board (such acceptance not to be unreasonably withheld), (B) qualify as “independent” pursuant to New York Stock Exchange (“NYSE”) listing standards, (C) have the relevant financial and business experience to be a director of the Company, (D) satisfy the publicly disclosed guidelines and policies with respect to service on the Board, (E) if replacing the Nominee (or any Starboard Replacement Director of the Nominee), be mutually acceptable to the Icahn Group and (F) not be an employee, director or affiliate of Starboard or Jarden Corporation (whether past or present). The Nominating/Governance Committee of the Board shall make its determination and recommendation regarding whether such Starboard Replacement Director meets the foregoing criteria within five (5) business days after (1) such nominee has submitted to the Company the documentation required by Section 1(c)(iv) and (2) representatives of the Board have conducted customary interview(s) of such nominee. The Company shall use its reasonable best efforts to conduct any interview(s) contemplated by this Section 1(a)(iii) as promptly as practicable, but in any case, assuming reasonable availability of the nominee, within ten (10) business days after Starboard’s submission of such nominee. In the event the Nominating/Governance Committee does not accept a person recommended by Starboard as the Starboard Replacement Director, Starboard shall have the right to recommend additional substitute person(s) whose appointment shall be subject to the Nominating/Governance Committee recommending such person in accordance with the procedures described above. Upon the recommendation of a Starboard Replacement Director nominee by the Nominating/Governance Committee, the Board shall vote on the appointment of such Starboard Replacement Director to the Board no later than five (5) business days after the Nominating/Governance Committee recommendation of such Starboard Replacement Director; provided, however, that if the Board does not appoint such Starboard Replacement Director to the Board pursuant to this Section 1(a)(iii), the Parties shall continue to follow the procedures of this Section 1(a)(iii) until a Starboard Replacement Director is elected to the Board. Subject to the Starboard Replacement Director’s qualifications, NYSE rules and applicable law, upon a Starboard Replacement Director’s appointment to the Board, the Board and all applicable committees of the Board shall take all necessary actions to appoint such Starboard Replacement Director to any applicable committee of the Board of which the replaced director was a member immediately prior to such director’s resignation or removal. Subject to the Appointed Director’s qualifications, NYSE rules and applicable law, until such time as any Starboard Replacement Director is appointed to any applicable committee, one of the other Appointed Directors (as designated by Starboard) will serve as an interim member of such applicable committee. Any Starboard Replacement Director designated pursuant to this Section 1(a)(iii) replacing an Initially Appointed Director prior to the 2018 Annual Meeting shall stand for election at the 2018 Annual Meeting together with the Company’s other nominees. Notwithstanding anything in this Section 1(a)(iii) or Agreement to the contrary, Starboard’s ability to recommend a substitute person(s) for any Appointed Director (or any Starboard Replacement Director) shall continue only for such time as Starboard beneficially owns (which at any measurement time during the Covered Period shall include a combination of Starboard’s economic and beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act) of shares of Common Stock as of such time) at least the lesser of 1.0% of the Company’s then outstanding shares of Common Stock and 4,852,000 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (such amount, the “Minimum Ownership Threshold”). Starboard shall promptly (and in any event within five (5) business days) inform the Company in writing if at any time Starboard’s ownership of Common Stock decreases to less than the Minimum Ownership Threshold.

(iv) During the period commencing with the date hereof through the expiration of the Covered Period, the Board shall not increase the size of the Board to more than twelve (12) directors, unless Starboard consents in writing to any proposal to increase the size of the Board.

(b) Committee Appointments.

(i) Subject to the Company’s corporate governance guidelines and NYSE rules and applicable laws, the Board and all applicable committees of the Board shall take all actions necessary to ensure that from and after the appointment of the Appointed Directors to the Board and through the end of the Covered Period, (A) Mr. Lopez is appointed to the Organizational Development & Compensation Committee and the Audit Committee, (B) Ms. Ryan Berman is appointed to the Nominating/Governance Committee and (C) Mr. Steele is appointed to the Finance Committee.

(ii) Subject to the Company’s corporate governance guidelines and NYSE rules and applicable laws, the Board and all applicable committees of the Board shall take all actions necessary to ensure that during the Covered Period, any new committee of the Board that may be established includes at least one of the Appointed Directors (or a Starboard Replacement Director). Without limiting the foregoing, the Board shall give each of the Appointed Directors the same due consideration for membership to any new committee of the Board as any other independent director.

(c) Additional Agreements.

(i) Starboard shall comply, and shall cause each of its controlled Affiliates and Associates to comply, with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”) and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.

(ii) Upon execution of this Agreement, Starboard hereby agrees that except as provided herein, Starboard will not, and will not permit any of its controlled Affiliates or Associates to, (A) nominate or recommend for nomination any person for election at the 2018 Annual Meeting, directly or indirectly, (B) submit any proposal for consideration at, or bring any other business before, the 2018 Annual Meeting, directly or indirectly, or (C) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to the 2018 Annual Meeting, directly or indirectly. Starboard shall not publicly or privately encourage or support any other stockholder to take any of the actions described in this Section 1(c)(ii).

(iii) Starboard shall appear in person or by proxy at the 2018 Annual Meeting and vote all shares of Common Stock beneficially owned by Starboard at the 2018 Annual Meeting: (A) in favor of all of the 2018 NWL Slate and (B) in favor of the appointment of the Company’s auditors.

(iv) Starboard acknowledges that, prior to the date of this Agreement, each Appointed Director may be required, if requested by the Company, to submit to the Company a fully completed copy of the Company’s standard director & officer questionnaire and other reasonable and customary director onboarding documentation required by the Company in connection with the appointment or election of new Board members. Any Starboard Replacement Director shall also promptly (but in any event prior to being appointed to the Board in accordance with this Agreement) submit to the Company a fully completed copy of the Company’s standard director & officer questionnaire and other reasonable and customary director onboarding documentation required by the Company in connection with the appointment or election of new Board members.

(v) Starboard, on behalf of itself and its Affiliates, hereby (i) irrevocably withdraws the Nomination Letter and (ii) irrevocably withdraws any related materials or notices submitted to the Company in connection therewith.

(vi) During the period commencing with the date of this Agreement through the 2018 Annual Meeting (the “Observer Period”), the Nominee shall be an observer to the Board (the “Observer”) who shall receive copies of all documents distributed to the Board during the Observer Period, including notice of all meetings of the Board, all written consents executed by the Board, all materials prepared for consideration at any meeting of the Board, and all minutes related to each meeting of the Board contemporaneous with their distribution to the Board. The Observer shall be permitted to attend and reasonably participate, but not vote, at all meetings of the Board during the Observer Period (whether such meetings are held in person, telephonically or otherwise). Notwithstanding the foregoing, the Company reserves the right to exclude the Observer from access to any material or meeting or portion thereof if, and only to the extent that, the Board determines reasonably and in good faith that such exclusion is necessary. As a condition to serving as an Observer, the Observer shall deliver to the Company an executed confidentiality agreement in a form provided by the Company and to be agreed between the parties.

(vii) Prior to the expiration of the Covered Period, the Company shall notify Starboard in writing whether it intends to nominate the Appointed Directors (or the Starboard Replacement Director(s), as applicable) for election as directors at the 2019 Annual Meeting and, subject to legal requirements and the Board’s exercise of its fiduciary duties, the Company may not change its intention following the expiration of the Covered Period.

2.	Representations and Warranties of the Company.

The Company represents and warrants to Starboard that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or agreement to which the Company is a party or by which it is bound.

3.	Representations and Warranties of Starboard.

Starboard represents and warrants to the Company that (a) the authorized signatory of Starboard set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind Starboard thereto, (b) this Agreement has been duly authorized, executed and delivered by Starboard, and is a valid and binding obligation of Starboard, enforceable against Starboard in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of Starboard as currently in effect, (d) the execution, delivery and performance of this Agreement by Starboard does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to Starboard, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound, (e) as of the date of this Agreement, Starboard beneficially owns 18,584,454 shares of Common Stock, and (f) as of the date hereof, and except as set forth in clause (e) above, Starboard does not currently have, and does not currently have any right to acquire, any interest in any securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement).

4.	Press Release.

Promptly following the execution of this Agreement, the Company and Starboard shall jointly issue a mutually agreeable press release announcing certain terms of this Agreement and certain amendments to the Icahn Agreement, in the form attached hereto as Exhibit B. Prior to the issuance of the Press Release and subject to the terms of this Agreement, neither the Company (including the Board and any committee thereof) nor Starboard shall issue any press release or make public announcement regarding this Agreement or the matters contemplated hereby without the prior written consent of the other Party.

5.	Specific Performance.

Each of Starboard, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto may occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that Starboard, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof. This Section 5 is not the exclusive remedy for any violation of this Agreement.

6.	Expenses.

The Company shall reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with Starboard’s involvement at the Company prior to the execution of this Agreement, including, but not limited to Starboard’s diligence and analysis with respect to the Company, the development of Starboard’s strategic plan for the Company, matters related to the 2018 Annual Meeting and the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $2,000,000 in the aggregate.

7.	Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

8.	Notices.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (c) two (2) business days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Newell Brands Inc.

221 River Street

Hoboken, New Jersey 07030

Attention: Bradford R. Turner

Email: bradford.turner@newellco.com

with a copy (which shall not constitute notice) to:

Jones Day

1420 Peachtree Street

Atlanta, Georgia 30309

Attention: Lizanne Thomas

Email: lthomas@jonesday.com

If to Starboard or any member thereof:

Starboard Value LP

777 Third Avenue, 18th Floor

New York, New York 10017

Attention: Jeffrey C. Smith

Email: jsmith@starboardvalue.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Attention: Steve Wolosky

Andrew Freedman

Email: swolosky@olshanlaw.com

afreedman@olshanlaw.com

9.	Applicable Law.

This Agreement, all claims and causes of action hereunder, whether in tort or contract, or at law or in equity, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof that would result in the application of the law of another jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, whether in tort or contract or at law or in equity, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The Parties acknowledge that nothing in this Agreement limits the exercise of any director’s fiduciary duty as a director of the Company under applicable law (including the Appointed Directors).

10.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

11.	Securities Laws.

Starboard acknowledges that it is aware, and will advise each of its representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws may prohibit any person who directly or indirectly has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

12.	Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries; Term.

This Agreement contains the entire understanding of the Parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and Starboard. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to Starboard, the prior written consent of the Company, and with respect to the Company, the prior written consent of Starboard. This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons or entities. This Agreement shall terminate at the end of the Covered Period, except the provisions of Section 5 through Section 9, Section 11 and Section 12, which shall survive such termination. As used in this Agreement, “Covered Period” means from the date of this Agreement until the date that is thirty (30) calendar days before the advance notice deadline set forth in the Company’s By-Laws.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

NEWELL BRANDS INC.

By:	/s/ Bradford R. Turner
Name: Bradford R. Turner
Title: Chief Legal and Administrative Officer and Corporate Secretary

[Signature Page to Agreement]

STARBOARD VALUE LP
By: Starboard Value GP LLC, its general partner

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
By: Starboard Value LP, its investment manager

STARBOARD VALUE AND OPPORTUNITY S LLC
By: Starboard Value LP, its manager

STARBOARD VALUE GP LLC
By: Starboard Principal Co LP, its member

STARBOARD PRINCIPAL CO LP
By: Starboard Principal Co GP LLC, its general partner

STARBOARD VALUE AND OPPORTUNITY C LP
By: Starboard Value R LP, its general partner

STARBOARD VALUE R LP
By: Starboard Value R GP LLC, its general partner

STARBOARD LEADERS QUEBEC LLC
By: Starboard Value A LP, its managing member

STARBOARD LEADERS FUND LP
By: Starboard Value A LP, its general partner

STARBOARD LEADERS SELECT FUND LP
By: Starboard Value A LP, its general partner

STARBOARD T FUND LP
By: Starboard Value A LP, its general partner

STARBOARD LEADERS SELECT N MASTER FUND LP
By: Starboard Leaders Select V GP LLC, its general partner

STARBOARD LEADERS SELECT V GP LLC
By: Starboard Value A LP, its managing member

STARBOARD VALUE A LP
By: Starboard Value A GP LLC, its general partner

[Signature Page to Agreement]

STARBOARD PRINCIPAL CO GP LLC

STARBOARD VALUE A GP LLC

STARBOARD VALUE R GP LLC

By:	/s/ Jeffrey C. Smith
Name:	Jeffrey C. Smith
Title:	Authorized Signatory

JEFFREY C. SMITH

MARK R. MITCHELL

PETER A. FELD

By:	/s/ Jeffrey C. Smith
Name:	Jeffrey C. Smith
Title:	Individually and as Attorney-in-Fact for Peter A. Feld and Mark R. Mitchell

[Signature Page to Agreement]

EXHIBIT A

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD LEADERS QUEBEC LLC

STARBOARD LEADERS SELECT FUND LP

STARBOARD T FUND LP

STARBOARD LEADERS SELECT N MASTER FUND LP

STARBOARD VALUE R LP

STARBOARD VALUE R GP LLC

STARBOARD LEADERS FUND LP

STARBOARD LEADERS SELECT V GP LLC

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

MARK R. MITCHELL

PETER A. FELD

A-1

EXHIBIT B

PRESS RELEASE

Newell Brands Announces Agreement with Starboard to End Proxy Contest

Three New Independent Directors to Join Board of Directors

Gerardo “Gerry” I. Lopez, Robert A. Steele and Bridget Ryan Berman Further Strengthen and Diversify

Board, Bringing Operational, Finance and Industry Expertise

HOBOKEN, NJ – April 23, 2018 – Newell Brands (NYSE: NWL) (the “Company” or “Newell Brands”) announced that it has entered into an agreement with Starboard Value LP (“Starboard”) to end its current proxy contest. As part of the agreement, the Board of Directors has appointed two new independent directors, Gerardo I. Lopez and Robert A. Steele, effective immediately. Additionally, the company intends to nominate Bridget Ryan Berman from Starboard’s slate, who has been mutually-agreed upon by Starboard and Carl C. Icahn, Chairman of Icahn Enterprises LP (“IEP”), for election to the Board of Directors at the company’s 2018 Annual Meeting of Shareholders. In connection with the director appointments, Andrew Langham has agreed to step down from the Board, effective immediately and David Atchison will not stand for election.

“We are pleased to welcome Gerry and Robert to the Newell Brands Board of Directors and Bridget’s nomination to the Board as well,” said Patrick Campbell, Chairman of the Board of Directors. “They each bring highly-relevant, industry experience and perspectives, and we look forward to benefiting from their insights. We also greatly appreciate Carl Icahn’s willingness to amend our agreement, and the willingness of his appointees, Messrs. Langham and Atchison, to step down. This Board will continue to take the necessary actions to enhance performance and create value for Newell Brands shareholders.”

“This agreement will enable the Company to now focus exclusively on the execution of our transformation plans and our efforts to strengthen our financial and operational performance,” said Michael Polk, Chief Executive Officer of Newell Brands. “We have listened to and agreed with our shareholders’ desire to see this campaign reach a constructive resolution. We believe the steps we’ve taken to expand our transformation plan with the support and input of Carl Icahn is the right path to significant value creation and to a simpler, stronger and faster Newell Brands. I look forward to working with our Board of Directors to execute our plan and deliver results for shareholders.”

Carl C. Icahn, Chairman of Icahn Enterprises, L.P. (NASDAQ: IEP) commented, “The Company reached out to us and requested that we give up two board seats to avoid a potentially disruptive proxy fight, which could have been especially bad at this important time for the Company. We spoke to Jeff Smith and determined we both have similar goals and objectives to enhance shareholder value, and we therefore agreed to give up two of our seats to avoid a damaging proxy fight. I am pleased that we were able to facilitate peace between the Company and Starboard. Given that the Company has so many more pressing priorities, this is clearly the best outcome for all shareholders. Newell has a great future and we look forward to working with the Board, management team and Starboard.”

Jeff Smith, Chief Executive Officer and Chief Investment Officer of Starboard said, “Newell is a great company with solid assets and a significant opportunity to drive operational improvements to increase earnings, cash flow, and create shareholder value. Following the 2018 Annual Meeting, 9 of the 12 directors will be new to the Board, and we are confident this newly reconstituted Board will bring a refreshed sense of urgency, oversight, and accountability to Newell. We are pleased to have worked constructively with Newell and Carl Icahn to resolve this election contest and look forward to seeing significantly improved results and shareholder value creation over the coming months and years.”

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

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Mr. Steele will be appointed to the Company’s Finance Committee, which will be chaired by Courtney Mather and will oversee the company’s financial matters, including divestitures contemplated by the company’s transformation plan, and make recommendations to the Board regarding such topics.

With these immediate changes, and the expected election of Ms. Ryan Berman, in addition to Judith Sprieser, at the 2018 Annual Meeting, Newell Brand’s Board will be expanded to comprise 12 highly qualified and experienced directors, 11 of whom will be independent and all of whom will be experienced leaders.

Ms. Ryan Berman and Ms. Sprieser, whom the Company previously announced its intent to nominate for election, will serve as Board observers until their election at the 2018 Annual Meeting.

Pursuant to the Agreement, Starboard has agreed to withdraw its slate of directors and vote all of its shares in favor of the Newell Brands nominees at the 2018 Annual Meeting of Shareholders. This agreement will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

The Company has also entered into an Amendment to the Director Appointment and Nomination Agreement with the Icahn Group to facilitate the Agreement with Starboard, which will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

Goldman Sachs & Co. and Deutsche Bank Securities Inc. are acting as financial advisors to Newell Brands, and Jones Day is acting as legal counsel.

About Bridget Ryan Berman

Bridget Ryan Berman has served as the Managing Partner of Ryan Berman Advisory, LLC, a consumer and investment advisory firm, since January 2018. Prior to that, Ms. Ryan Berman worked as the Chief Experience and Strategy Officer at ENJOY Technology, Inc., a provider of setup and training services for tech products, from June 2016 to January 2018, and as a Management Consultant at Google Inc., where she consulted on consumer and retail strategies from February 2016 to June 2016. Ms. Ryan Berman also served as Chief Executive Officer of Victoria’s Secret Direct, LLC from November 2011 to December 2015. Previously, Ms. Ryan Berman served as a Management Consultant for various retail brands, consulting on business strategy, merchandising, marketing and organizational development from 2008 to 2011, as the Chief Executive Officer of the Giorgio Armani Corporation, a U.S. subsidiary of Giorgio Armani S.p.A., a leading fashion and luxury goods company, from 2006 to 2007, and as Vice President and Chief Operating Officer of Retail Stores for Apple Computer, Inc. (NASDAQ:APPL) from 2004 to 2005. She also served in a variety of positions at Polo Ralph Lauren Corporation (NYSE:RL) over a 14-year period beginning in 1992, most recently as Group President of Polo Ralph Lauren Global Retail, and President and Chief Operating Officer at Polo Ralph Lauren Retail. Ms. Ryan Berman has served on the board of directors of Tanger Factory Outlet Centers, Inc. (NYSE:SKT), a real estate company that owns the Tanger Outlets, since 2009, and Asbury Automotive Group, Inc. (NYSE:ABG), one of the largest automotive retailers in the United States, since April 2018. She also is the Founder and Director of MiracleFeet, a non-profit organization. Ms. Ryan Berman has served on the Advisory Council of the Pamplin College of Business at Virginia Tech University since 2005, earned a Distinguished Alumni Award from the University in 2006 and served as the University’s Commencement Speaker. She previously served on the board of directors of J Crew Group, Inc., a multi-brand, multi-channel, specialty retailer, from 2005 to 2006. She holds a B.S. from Virginia Tech University.

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

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About Gerardo “Gerry” I. Lopez

Gerry Lopez served as President, Chief Executive Officer and a director of each of Extended Stay America, Inc. and ESH Hospitality, Inc. (paired together as NYSE:STAY), the largest integrated owner/operator of company-branded hotels in North America, from August 2015 through December 2017. From March 2009 to August 2015, Mr. Lopez was the President, Chief Executive Officer and a director of AMC Entertainment Holdings, Inc. (“AMC”) (NYSE:AMC). Prior to joining AMC, he served as Executive Vice President of Starbucks Corporation (NASDAQ:SBUX), where he also served as President of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions, from 2004 to 2009. From 2001 to 2004, Mr. Lopez served as President of the Handleman Entertainment Resources division of Handleman Company, a former music distribution company. Mr. Lopez also previously held a variety of executive management positions with International Home Foods, Inc. (formerly NYSE:IHF), the Frito-Lay and Pepsi-Cola divisions of PepsiCo, Inc. (NASDAQ:PEP) and The Procter & Gamble Company (NYSE:PG). Mr. Lopez currently serves as a director of each of Brinker International, Inc. (NYSE:EAT) (since February 2013), and CBRE Group, Inc. (NYSE:CBG), the world’s largest commercial real estate services and investment firm (since October 2015). Mr. Lopez has also previously served as a director of other public and private companies including TXU Corp. (n/k/a Energy Future Holdings Corp.) (formerly NYSE:TXU) (2006-2007); Safeco Corporation (formerly NYSE:SAF) (2008); National CineMedia, Inc. (NASDAQ:NCMI) (2009-2012), Digital Cinema Implementation Partners, LLC (2009-2015), Recreational Equipment, Inc. (REI) (2011-2015), and Open Road Films, LLC (2012-2015). Mr. Lopez holds a B.A. from George Washington University and an M.B.A. from Harvard Business School.

About Robert A. Steele

Robert A. Steele has served on the board of directors of Berry Global Group, Inc. (NYSE:BERY), a provider of value-added plastic consumer packaging, non-woven specialty materials and engineered materials, since October 2014, on the board of directors of LSI Industries Inc. (NASDAQ:LYTS), a provider of corporate visual image solutions to the petroleum/convenience store industry, since July 2016, as Senior Advisor to CVC Capital Advisors, a division of a private equity and investment advisory firm, since November 2011, and as Founder of STEELE Consulting LLC, a consulting firm, since July 2012. In September 2011, Mr. Steele retired from Procter & Gamble Co. (NYSE:PG) as its Vice Chairman Health Care. During his 35-year tenure with Procter & Gamble, he served in a variety of executive leadership positions, including Vice Chairman Global Health and Well-being, Group President Global Household Care and Group President of North American Operations. Mr. Steele previously served on the board of directors of Beam Inc. (formerly NYSE: BEAM), from December 2011 until its acquisition by Suntory Holdings Limited in April 2014, Keurig Green Mountain Inc. (formerly NASDAQ:GMCR), from June 2013 until its acquisition by a JAB Holding Company led investor group in March 2016, and Kellogg Company (NYSE:K) from July 2007 to January 2012. Mr. Steele also served on the board of directors of the United Negro College Fund from 2008 to 2011, and the Retail Industry Leaders Association from 2001 to 2006. Mr. Steele holds a Bachelor’s Degree in Economics from the College of Wooster and an M.B.A. from Cleveland State University.

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

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This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Caution Concerning Forward-Looking Statements

Statements in this release, other than those of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. The Company cautions that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that the Company will complete any or all of the potential transactions, or other initiatives referenced here. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	the Company’s dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of the Company’s customers;

•	the Company’s ability to improve productivity, reduce complexity and streamline operations;

•	the Company’s ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to the Company’s substantial indebtedness, potential increases in interest rates or changes in the Company’s credit ratings;

•	the Company’s ability to effectively accelerate its transformation plan and explore and execute its strategic options;

•	the Company’s ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions or dispositions;

•	changes in the prices of raw materials and sourced products and the Company’s ability to obtain raw materials and sourced products in a timely manner;

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

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•	the risks inherent to the Company’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of the Company’s key information technology systems or related controls;

•	future events that could adversely affect the value of the Company’s assets and require impairment charges;

•	the impact of United States or foreign regulations on the Company’s operations, including environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	the Company’s ability to protect its intellectual property rights;

•	significant increases in the funding obligations related to the Company’s pension plans; and

•	other factors listed from time to time in the Company’s filings with the SEC including, but not limited to, the Company’s most recent Annual Report on Form 10-K.

The information contained in this release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

Contacts:

Investors:	Media:
Nancy O’Donnell	Michael Sinatra
SVP, Investor Relations and Corporate	Director, External Communications
Communications	+1 (551) 574-8031
+1 (201) 610-6857	michael.sinatra@newellco.com
nancy.odonnell@newellco.com

or	or

Charlie Koons / Mike Verrechia	James Golden / Ed Trissel
Morrow Sodali	Joele Frank, Wilkinson Brimmer Katcher
+1 (212) 300-2473	+1 (212) 355-4449
NWLinfo@morrowsodali.com	ETrissel@joelefrank.com

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

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